Exhibit 99.2

Eliokem International

SAS and Subsidiaries

Unaudited Condensed Consolidated Financial Statements

as of September 30, 2010 and 2009 and for the nine-months

ended September 30, 2010 and 2009.

ELIOKEM INTERNATIONAL SAS AND SUBSIDIARIES

TABLE OF CONTENTS

Page

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2010 AND 2009 AND FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2010 AND 2009:

Balance Sheets	2

Statements of Income	3

Statements of Cash Flows	4

Notes to the unaudited condensed Consolidated Financial Statements	5–16

ELIOKEM INTERNATIONAL SAS AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

SEPTEMBER 30, 2010 AND DECEMBER 31, 2009

(Euros in thousands)

	September 30 2010	December 31, 2009
	(unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	€22,478	€16,864
Accounts receivable — less allowance for doubtful accounts of €777 and €805 respectively	29,477	22,631
Inventories (Note 3)	27,443	23,263
Deferred income taxes (Note 8)	2,008	4,186
Other	6,178	4,620

Total current assets	87,585	71,564

PROPERTY, PLANT, AND EQUIPMENT (Note 4):
Property, plant, and equipment	100,826	90,281
Accumulated depreciation	(26,451)	(21,026)

Property, plant, and equipment — net	74,374	69,255

OTHER ASSETS:
Goodwill (Note 6)	35,496	35,966
Other intangible assets — net (Note 5)	19,907	21,059
Deferred loan costs — net of accumulated amortization of K€1,346 and K€1,102, respectively	1,209	1,429
Other	385	349

Total other assets	56,997	58,803

TOTAL	€218,957	€199,622

	September 30 2010	December 31, 2009
	(unaudited)
LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current portion of debt (Note 7)	€16,021	€13,685
Accounts payable	15,911	10,667
Accrued expenses and other current liabilities	18,134	13,199

Total current liabilities	50,067	37,551

LONG-TERM LIABILITIES:
Debt — less current portion (Note 7)	131,823	129,675
Deferred income taxes (Note 8)	13,352	13,972
Pension obligations	5,596	5,763
Other	174	253

Total long-term liabilities	150,945	149,663

SHAREHOLDERS’ EQUITY :
Capital stock and paid-in capital	16,135	16,132
Retained earnings	6,573	2,576
Accumulated other comprehensive income (loss) (Note 10)	(4,763)	(6,300)

Total shareholders’ equity	17,945	12,408

TOTAL	€218,957	€199,622

See notes to the unaudited condensed consolidated financial statements.

ELIOKEM INTERNATIONAL SAS AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2010 AND 2009

(Euros in thousands)

	September 30, 2010	September 30, 2009
	(unaudited)	(unaudited)

SALES LESS FREIGHT	€168,344	€123,597

OTHER COSTS OF SALES	124,236	92,441

GROSS PROFIT	44,108	31,156

SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	20,253	19,016

INCOME BEFORE INCOME TAXES AND OTHER INCOME (EXPENSE)	23,855	12,141

OTHER INCOME (EXPENSE):
Interest expense	(9,041)	(9,282)
Restructuring costs	(0)	(3,411)
Foreign currency — net	(6,549)	2,822
Miscellaneous income / (loss)	(63)

Other income (expense) — net	(15,653)	(9,871)

INCOME (LOSS) BEFORE INCOME TAXES	8,202	2,269

PROVISION FOR INCOME TAXES	4,206	1,164

NET INCOME (LOSS)	€3,996	€1,106

See notes to the unaudited condensed consolidated financial statements.

ELIOKEM INTERNATIONAL SAS AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2010 AND 2009

(Euros in thousands)

	September 30, 2010	September 30, 2009
	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	€3,996	€1,106
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	5,291	5,230
Amortization of intangible assets	1,836	1,814
Noncash interest expense	4,304	3,954
Noncash compensation expense		60
Unrealized exchange (gain)/loss on dollar denominated debt	4,210	(3,315)
Deferred income taxes	1,881	1,120
Changes in operating assets and liabilities
Accounts receivable	(5,590)	(3,804)
Inventory	(3,617)	2,741
Other assets	(1,560)	106
Accounts payable	4,879	4,517
Accrued and other liabilities	2,952	858

Net cash provided by operating activities	18,581	14,387

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in the construction of a manufacturing facility	(5,488)	(876)
Capital expenditures	(2,951)	(2,462)

Net cash used in investing activities	(8,439)	(3,339)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving facilities		3,000
Payments made on debt	(5,102)	(2,249)

Net cash provided by/(used in) financing activities	(5,102)	751

EFFECT OF EXCHANGE RATE CHANGES ON CASH	573	(405)

NET CHANGE IN CASH AND CASH EQUIVALENTS	5,614	11,393

CASH AND CASH EQUIVALENTS — Beginning of year	16,864	10,801

CASH AND CASH EQUIVALENTS — End of period	€22,478	€22,194

See notes to the unaudited condensed consolidated financial statements.

ELIOKEM INTERNATIONAL SAS AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands, except for per share information)

1.	DESCRIPTION OF BUSINESS

Description of Business — Eliokem International SAS (“International”) and its wholly owned subsidiaries (collectively, “Eliokem” or the “Company”) manufacture resins, elastomeric modifiers and antioxidants for the specialty chemicals market throughout the world. These materials are used in a broad range of applications and industries including the production of paints and coatings, electrographic toners, thermoplastic compounds, and rubber and latex articles. Eliokem is headquartered in Villejust, France and its principal manufacturing facilities are located in Le Havre, France; Akron, Ohio; Ningbo, China; and Valia, India. Eliokem has four state of the art technical centers located in Villejust, France; Akron, Ohio; Valia, India; and Shanghai, China that support the manufacturing facilities and serve as customer technical service centers.

Business and Credit Concentrations — Financial instruments that potentially subject the Company to a concentration of credit risk consist primarily of cash, cash equivalents and accounts receivable. Cash and cash equivalents, mostly composed of deposits, are maintained with a number of major financial institutions in each of the regions that the Company operates. Credit risk from the ordinary course of trade activities is managed by the regional business units applicable to where the receivables are located. The Company performs ongoing credit evaluation of its customers. As of balance sheet date, none of its customers’ individual exposure exceeds 5% of the Company’s global position.

Significant Event of the period — In 2008, The Company has initiated a project to build another manufacturing plant in China. The plant will enhance the market position of the Company by placing certain manufacturing capability significantly closer to both the customers and to the sources of raw material supply. The total estimated cost of the project is $18,000 (RMB125,000). Through September 30, 2010 the Company has spent $16,000 and an additional $2,000 will be expensed to complete it.

On March 26, 2009, the Company has announced to the company’s central works council (Comité Central d’Entreprise) a PSE (Plan de Sauvegarde de l’Emploi). Its main goal was to get a more robust and nimble company to support recession period while securing the future by ensuring the business sustainability and growth. The costs of this effort are shown as a restructuring charge in the accompanying consolidated statement of income and are principally composed of severance expenses.

On January 28, 2010, the board of directors of the Company has decided to remove M. Philippe Carabin from his functions of President - Chief Executive Officer of the Company. M. Philippe Carabin has ceased any functions in the Company on June 21, 2010.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation — The accompanying unaudited interim consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles for interim financial statements and, therefore, do not include all of the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements. These interim statements should be read in conjunction with the financial statements and notes of Eliokem International SAS (“Eliokem” or the “Company”) for the year ended December 31, 2009.

The balance sheet at December 31, 2009 has been derived from the audited consolidated financial statements at that date.

These interim condensed consolidated financial statements reflect all adjustments that are, in the opinion of management, necessary for a fair presentation of the results for the interim period and all such adjustments are of a normal recurring nature except as disclosed herein. The results of operations for the interim period are not necessarily indicative, if annualized, of those to be expected for the full year.

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

In our opinion, our interim condensed consolidated financial statements reflect all normal and recurring adjustments necessary to present fairly our financial position as of September 30, 2010, the results of our operations for nine-month periods ended September 30, 2010, and September 30, 2009, and cash flows for the nine-month periods ended September 30, 2010, and September 30, 2009.

The Company has historically experienced stronger sales and income in its second and third quarters. The Company’s performance in the fourth quarter has historically been weaker due to generally lower levels of customer manufacturing, construction and refurbishment activities over the holidays and cold winter months.

A detailed description of the Company’s significant accounting policies and management judgments is located in the audited consolidated financial statements for the year ended December 31, 2009.

Recently Adopted Accounting Pronouncements — On January 1, 2010, the first day of the 2010 fiscal year, we adopted:

Accounting Standards Update No. 2009-16, “Transfers and Servicing (Topic 860): Accounting for Transfers of Financial Assets” (“ASU No. 2009-16”) (former SFAS No. 166, “Accounting for Transfers of Financial Assets, an Amendment of FASB Statement No. 140”). Our adoption did not have a material impact on our financial statements.

Accounting Standards Update No. 2009-17, “Consolidations (Topic 810): Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities” (“ASU No. 2009-17”) (former SFAS No. 167, “Amendments to FASB Interpretation No. 46(R),”). The adoption of these standards did not have an impact on the financial statements of the Company. Our adoption did not have a material impact on our financial statements.

Accounting Standards Update No. 2010-06 “Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements” (“ASU No. 2010-06”). Our adoption did not have a material impact on our financial statements or disclosures, as we had no transfers between Level 1 and Level 2 fair value measurements and no material classes of assets and liabilities that required additional disclosure.

Accounting Standards Update No. 2010-09 “Subsequent Events (Topic 855): Amendments to Certain Recognition and Disclosure Requirements” (“ASU No. 2010-09”). The Company has evaluated subsequent events from the date on the balance sheet through the date these financial statements are issued. No material events or transactions occurred during this subsequent event reporting period which required recognition or disclosure in the financial statements.

Future Adoption of Accounting Standards — Accounting Standards Update No. 2009-13 “Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements” (“ASU No. 2009-13”). ASU No. 2009-13 addresses the accounting for multiple-deliverable arrangements (complex contracts or related contracts that require the separate delivery of multiple goods and/or services) by expanding the circumstances in which vendors may account for deliverables separately rather than as a combined unit. This update clarifies the guidance on how to separate such deliverables and how to measure and allocate consideration for these arrangements to one or more units of accounting. The existing guidance requires a vendor to use vendor-specific objective evidence or third-party evidence of selling price to separate deliverables in multiple-deliverable arrangements. In addition to retaining this guidance, in situations where vendor-specific objective evidence or third-party evidence is not available, ASU No. 2009-13 will require a vendor to allocate arrangement consideration to each deliverable in multiple-deliverable arrangements based on each deliverable’s relative selling price. This update also expands disclosure requirements for multiple deliverable arrangements, can be applied either prospectively or retrospectively, and is effective for fiscal years beginning on or after September 30, 2010, with early adoption permitted. We are assessing the impact that adoption of ASU No. 2009-13 will have on our financial statements.

ASU No. 2010-06 – Certain provisions of ASU No. 2010-06 are effective for fiscal years beginning after December 15, 2010, which for us will be our 2011 first quarter. Those provisions, which amended Subtopic 820-10, will require us to present as separate line items all purchases, sales, issuances, and settlements of financial instruments valued using significant unobservable inputs (Level 3) in the reconciliation for fair value measurements, in contrast to the current aggregate presentation as a single line item. Although this may change the appearance of our fair value reconciliations, we do not believe the adoption will have a material impact on our financial statements or disclosures.

3.	INVENTORIES

Inventories at September 30, 2010 and December 31, 2009 are comprised of the following:

Description	September 30, 2010	December 31, 2009
	(unaudited)

Raw materials	€7,750	€6,602
Work-in-process	1,250	690
Finished goods	19,241	16,737

Total	28,242	24,029

Excess and obsolete inventory reserve	(798)	(766)

Inventory — net	€27,443	€23,263

4.	PROPERTY, PLANT, AND EQUIPMENT

Property, plant, and equipment at September 30, 2010 and December 31, 2009 are comprised of the following:

Description	September 30, 2010	December 31, 2009
	(unaudited)
Land	€8,067	€7,790
Buildings and improvements	12,484	12,119
Leasehold improvements	597	565
Machinery and equipment	60,187	58,075
Research and development equipment	342	323
Office equipment	1,444	1,475
Computer software and hardware	2,359	2,215
Construction in progress	15,346	7,718

Total	100,826	90,281

Accumulated depreciation	(26,451)	(21,026)

Property, plant, and equipment — net	€74,374	€69,255

Construction in progress is principally composed of costs incurred in connection with the installation of various equipment at manufacturing sites to enhance capacity and efficiency and to maintain compliance with regulatory requirements. Substantially all of these projects are expected to be completed in the course 2010 and are financed principally through working capital.

5.	INTANGIBLE ASSETS

Intangible assets subject to amortization at September 30, 2010 and December 31, 2009 consist of the following:

	September 30,
	2010
	(unaudited)
	Gross Carrying Amount	Accumulated Amortization	Net	Remaining Useful Life
Patents	€10,838	€(4,855)	€5,983	6 years
Trademarks	8,740	(1,384)	7,356	23 years
Customer relationships	8,873	(3,440)	5,433	8 years
Other Intangibles	1,737	(603)	1,134	3 to 9 years

Total	€30,189	€(10,282)	€19,907

	December 31,
	2009
	Gross Carrying Amount	Accumulated Amortization	Net	Remaining Useful Life
Patents	€10,838	€(3,939)	€6,899	6 years
Trademarks	8,282	(1,063)	7,219	23 years
Customer relationships	8,615	(2,727)	5,888	8 years
Other Intangibles	1,604	(551)	1,053	3 to 9 years

Total	€29,339	€(8,280)	€21,059

Gross carrying amount variations are due to currency fluctuation. Amortization for the nine-month period ended September 30, 2010 was €1,836. Information regarding amortization expense for the next years is detailed below:

Estimated Amortization Expense
2010	€2,643
2011	2,611
2012	2,495
2013	2,469
2014	2,469
Thereafter	8,371

Total	€21,059

6.	GOODWILL

Goodwill variation is due to currency fluctuation. Goodwill is not subject to amortization. The Company did not identify any triggering events that would impair its value.

7.	DEBT

Summary — Amounts due under debt arrangements at September 30, 2010 and December 31, 2009 are:

	September 30,
	2010
	(unaudited)
	Revolving	Term	Subordinated	Convertible
Company	Facilities	Loans	Loan	Bonds	Other		Total

Eliokem International S.A.S.	€11,773	€40,241	€22,887	€45,265	€		€120,166
Eliokem S.A.S.	9,188						9,188
Eliokem, Inc.		15,576					15,576
Eliokem India Pvt						2,915	2,915

Total	20,960	55,817	22,887	45,265		2,915	147,844

Less amount due within one year	10,989	2,117				2,915	16,021

Balance due after September 2011	€9,971	€53,700	€22,887	€45,265	€		€131,823

	December 31,
	2009
	Revolving	Term	Subordinated	Convertible
Company	Facilities	Loans	Loan	Bonds	Other		Total

Eliokem International S.A.S.	€12,746	€41,540	€20,824	€42,165	€		€117,275
Eliokem S.A.S.	9,500						9,500
Eliokem, Inc.		15,987					15,987
Eliokem India Pvt						597	597

Total	22,246	57,528	20,824	42,165		597	143,360

Less amount due within one year	10,811	2,277				597	13,685

Balance due after December 2010	€11,435	€55,251	€20,824	€42,165	€		€129,675

Revolving Facilities — Revolving facilities include a working capital revolving line of credit and a capital expenditure (capex) facility under the Company’s senior credit facility with certain financial institutions. The revolving facilities permit draws in multiple currencies.

The working capital facility provides a maximum of €10,000 of revolving credit through October 2013. The purpose is to meet the general working capital requirements of the operating companies. Interest is variable at Euribor + 1.250% (weighted average rate of 1,871% and 2.481% at September 30, 2010 and December 31, 2009, respectively). The terms of the agreement require that the balance outstanding be less than the cash on hand for ten consecutive days each year. At September 30, 2010, €7,000 is outstanding under this facility.

The capex facility provided for borrowings up to €15,000 through October 2013. Interest is variable at LIBOR (or Euribor when applicable) + 1.250% (weighted average rate of 1,560% and 2.254%, at September 30, 2010 and December 31, 2009, respectively) and is payable monthly, quarterly or semiannually at the Company’s option. At September 30, 2010, €13,960 is outstanding under this facility of which $16,067 (€11,773) is denominated in US Dollars.

Senior Term Loans — The Company has three term loans outstanding under its senior credit facility.

Term Loan A, with an original principal amount of $22,908, is payable in varying semiannual installments through 2013. The outstanding balance at September 30, 2010, is $13,688 (€10,029). Interest is variable at LIBOR + 1.250% (weighted average rate of 1.502% and 2.254%, at September 30, 2010 and December 31, 2009, respectively). Interest payments may be made monthly, quarterly or semiannually at the Company’s option.

Term Loan B, with an original principal amount of $34,488, is payable in its entirety in 2014. The outstanding balance at September 30, 2010 is $31,246 (€22,894). Interest is at LIBOR + 2.250% (weighted average rate of 2.502% and 2.879%, at September 30, 2010 and December 31, 2009, respectively). Interest payments may be made monthly, quarterly or semiannually at the Company’s option.

Term Loan C, with an original principal amount of $34,488, is payable in its entirety in 2015. The outstanding balance at September 30, 2010 is $31,246 (€22,894). Interest is at LIBOR + 3.125% (weighted average rate of 3.377% and 3.379% at September 30, 2010 and December 31, 2009, respectively). Interest payments may be made monthly, quarterly or semiannually at the Company’s option.

Subordinated Loan — The Subordinated Loan has a face value of $25,174. The loan is payable in its entirety on October 10, 2016, the repayment of which is subordinate to the senior term loans and the revolving facilities. Interest is at LIBOR + 10.000% (10.252% and 10.254% at September 30, 2010 and December 31, 2009, respectively). A portion of the interest, equal to 5.500%, is accrued each period, added to the outstanding principal balance and is due at maturity. The remaining interest payments may be made monthly, quarterly or semiannually at the Company’s option. At September 30, 2010, the recorded balance of the loan is $31,236 (€22,887), which is comprised of the outstanding principal balance of $25,174 (€18,445), plus accrued interest of $6,022 (€4,442).

Convertible Bonds — The Company issued 26,040,000 Convertible Bonds with a face value of €26,040 which were subscribed by the majority shareholder or related third parties. Interest at 10.000% is accrued each period, added to the outstanding principal balance and is due at maturity (January 10, 2016) or at the date of change of control of the Company. Principal and accrued interest are payable in cash. The Bonds are convertible into shares at the ratio of 7 bonds into 1 common share. In 2008, a further 5,712,000 bonds were issued to fund the acquisition of the operation in India. At September 30, 2010, the recorded balance of the bonds is €45,265, which is comprised of the face value of €31,752, plus accrued interest of €13,513.

Other Debt — The Company has various lines of credit and similar facilities to meet the working capital needs of its operations in India. The maximum borrowing under these facilities is 275 million Indian Rupees (€4,830). Interest is 10.000% and 9.000% and at September 30, 2010 and December 31,

2009, respectively. Payment is due upon demand. At September 30, 2010, €2,915 is outstanding under these facilities.

Collateral and Restrictive Covenants — Substantially all of the Company’s assets serve as collateral for the repayment of the Company’s obligations under the senior credit facility. The revolving facilities, the senior term loans and the Subordinated loan are subject to certain restrictive covenants that require, among other things, the maintenance of specified financial ratios, limit capital expenditures and restrict the payment of distributions to the shareholders. During the period, the Company fully complied with its specified financial ratios.

Interest Rate Swaps — The Company has interest rate swap agreements with certain financial institutions. These swaps are used to limit the Company’s interest rate exposure on a portion of its variable rate term loans and the Subordinated loan. The swaps effectively fix the interest rate on the outstanding variable rate balance of these loans.

At September 30, 2010, the Company held interest rate swaps with a total notional value of $260,000. These swaps fix the Company’s interest rate exposure on its variable rate term loans and Subordinated loan as follows: weighted average fixed rate of 2.649 % on $125,000 of debt through December 2010; weighted average fixed rate of 2.373% on $120,000 of debt through December 2011; and weighted average fixed rate of 2.818 % on $85,000 of debt through December 2012.

The Company has determined that the interest rate swaps held by the Company during 2010 and 2009, meet the criteria for cash flow hedge accounting. Accordingly, the change in fair value of the Company’s interest rate swap contracts is recorded as a component of other comprehensive income. The fair value of the interest rate swaps (see Note 9) is included in other current liabilities in the accompanying unaudited condensed consolidated balance sheets.

Hedge of Foreign Currency Exposure on Debt — The Company is exposed to currency fluctuations between the cash flow generated by the operations in India denominated in Indian rupees and the underlying debt used to finance the purchase which is denominated in US dollars. In May, 2008, the Company entered into foreign currency forward contracts to minimize the impact of fluctuations between the US dollar and the Indian rupee. The Company has contracts that fix the exchange rate for 27 million rupees per calendar quarter into US dollars at rates ranging from 42.4 to 44.1 rupees per dollar through March 2011. The fair value of these forward contracts (see Note 9) is included in other current assets in the accompanying consolidated balance sheets.

Because the hedge is an effective cash flow hedge, the change in its fair value is recorded as a component of other comprehensive income and has no impact on the Company’s reported net income. The fair value of the foreign currency forward contracts is included in other current assets in the accompanying consolidated balance sheets.

8.	INCOME TAXES

The income tax provision (benefit) for the nine-month period ended September 30, 2009 of €1,164 has been calculated applying the audited December 31, 2009 Group effective tax rate to the profit before income tax of the period.

The income tax provision (benefit) for the nine-month period ended September 30, 2010 of €4,206 has been calculated applying an estimated December 31, 2010 group effective tax rate of 51% to the profit before income tax of the period.

The components of the Company’s deferred tax assets and liabilities at September 30, 2010 and December 31, 2009 are as follows:

	September 30,	December 31,
Description	2010	2009
	(unaudited)
Current deferred income tax asset (liability):
Employee compensation and benefits	€411	€251
Inventory	566	(31)
Net operating loss carryforwards	1,526	3,660
Other	(494)	306

Total	€2,008	€4,186

Noncurrent deferred income tax (asset) liability:
Depreciation and amortization	€15,159	€15,333
Financial instruments (warrants and hedging activities)	(1,097)	(495)
Employee retirement benefits	(1,808)	(1,902)
Other	1,097	1,036

Total	€13,352	€13,972

9.	FAIR VALUE OF FINANCIAL INSTRUMENTS

For its assets and liabilities that are measured at fair value on a recurring basis, the Company is required to classify and disclose the assets and liabilities based upon the lowest level of input that is significant to the measurement of their fair values. The classifications are based upon the fair value hierarchy specified in ACS Topic 820, Fair Value Measurements and Disclosures, and are based upon the reliability of the inputs used to determine fair value. Level 1 inputs represent quoted prices from active markets for identical assets or liabilities. Level 2 inputs represent quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, and inputs (other than quoted prices) that are observable for the asset or liability, either directly or indirectly. Level 3 inputs are unobservable for the asset or liability. The following table sets forth, by level within the fair value hierarchy, a summary of the Company’s assets and liabilities that were measured at fair value at September 30, 2010 and December 31, 2009:

		September 30, 2010 (unaudited)		December 31, 2009
		Carrying	Fair	Carrying	Fair
	Level	Amount	Value	Amount	Value
Assets:
Cash and cash equivalents	1	€22,478	€22,478	€16,864	€16,864
Foreign currency forward contracts	2	27	27	153	153
Interest rate swap	2

Total		€22,506	€22,506	€17,017	€17,017

Liabilities:
Foreign currency forward contracts	2
Interest rate swap	2	3,318	3,318	1,862	1,862

Total		€3,318	€3,318	€1,862	€1,862

The fair value of cash and cash equivalents equals their redemption value due to their short-term nature. The fair values of the interest rate swaps are obtained from counterparty quotes, which use discounted cash flows and the then-applicable forward interest rates. These values are reviewed and agreed by management. The fair values of the forward currency forward contracts are obtained from counterparty quotes based on current market activity. Additional details regarding the foreign currency forward contracts and interest rate swaps is provided in Note 7.

The carrying value of the Company’s accounts receivable, accounts payable and accrued liabilities approximates their fair value at September 30, 2010 and December 31, 2009 due to the short-term maturities of these assets and liabilities. The Company also believes that the aggregate fair values of its revolving, term and Subordinated loans approximates their carrying amounts at September 30, 2010 and December 31, 2009 because the interest rates on the debt are reset on a frequent basis and reflect current market rates.

10.	ACCUMULATED OTHER COMPREHENSIVE INCOME

Accumulated other comprehensive income at September 30, 2010 and December 31, 2009 are comprised of the following:

BALANCE — December 31, 2008	€(6,753)

Pension plans’ funded status adjustment — net of € 138 of taxes	277
Interest rate swap	802
Foreign currency hedge	(215)
Foreign currency translation adjustment	(411)

BALANCE — December 31, 2009	€(6,300)

Pension plans’ funded status adjustment — net of €0 of taxes
Interest rate swap	(919)
Foreign currency hedge	(135)
Foreign currency translation adjustment	2,592

UNAUDITED BALANCE — September 30, 2010	€(4,763)

11.	EMPLOYEE BENEFIT PLANS

Defined Contribution Plans — The Company has defined contribution 401(k) profit sharing plans that cover substantially all of its eligible salary and hourly employees in Akron, Ohio. Participants may contribute between 1% and 15% of their compensation to the plan. The Company matches 100% of participant contributions up to the first 6% of compensation. Expense recognized by the Company for the nine-months ended September 30 of 2010 and 2009 for contributions to the profit sharing plans was €161 and €142 respectively.

Defined Benefit Plans — The Company sponsors noncontributory defined benefit pension plans which cover substantially all its employees in France. Employees are paid benefits at retirement using formulas based upon years of service and compensation rates near retirement. The Company’s funding policy is to contribute amounts to satisfy local regulations.

The Company also sponsors noncontributory defined benefit plans which cover substantially all its employees in India. Employees are paid benefits under certain circumstances and at retirement using formulas based upon years of service and compensation rates. The Company’s funding policy is to contribute amounts to satisfy local regulations.

At the end of each fiscal year, an actuarial appraisal is done for the following year, and is used by the Company to estimate its monthly accruals. Based on this method the net periodic pension cost recognized for the nine-month period ended September 30, 2010 was €81 (including a curtailment gain of €459) and €584 as of September 30, 2009.

12.	CONTINGENCIES

Lawsuits and claims may be filed from time to time against the Company in the ordinary course of business. Management of the Company is of the opinion that the outcome of such matters will not have a material adverse effect on the Company’s financial condition, results of operations or liquidity. The Company is subject to a wide variety of environmental laws that continue to be adopted and amended, including the requirement to perform certain restoration activities in France and other Company locations if operations were terminated. At this time, management has no plans to terminate such operations. Therefore, the ultimate extent of the Company’s liability for pending or potential fines, penalties, remedial costs, claims and litigation relating to environmental laws and health and safety matters and future capital expenditures that may be associated with environmental laws cannot be determined at this time. Management, with the assistance of outside environmental consultants, continually assesses the Company’s environmental contingencies. Management of the Company is of the opinion that the outcome of such matters will not have a material, adverse effect on the Company’s financial condition, results of operations or liquidity.

13.	SUBSEQUENT EVENT

No event has occurred subsequent to September 30, 2010 and up to November 16, 2010.

******